Exhibit 99.1

Contacts:

Richard D. Katz, M.D. SVP, Finance and Corporate Development; Chief Financial Officer Icagen, Inc.	Francesca T. Devellis Senior Vice President Feinstein Kean Healthcare 245 First Street; 14th Floor Cambridge, MA 02142

(919) 941-5206	(617) 577-8110
rkatz@icagen.com	Francesca.devellis@fkhealth.com

FOR IMMEDIATE RELEASE:

ICAGEN ANNOUNCES CLOSING OF $22 MILLION FINANCING

RESEARCH TRIANGLE PARK, N.C., February 6, 2007 — Icagen, Inc. (Nasdaq: ICGN) today announced the completion of a previously announced private placement of approximately 15.4 million shares of common stock, together with warrants to purchase approximately 5.4 million additional shares of common stock at an exercise price of $1.45 per share, for a total purchase price of approximately $1.42 per unit. The financing resulted in gross proceeds to Icagen of approximately $22 million. After deducting transaction expenses payable by the Company, Icagen intends to use the net proceeds from this private placement to fund its research and development programs and otherwise for general corporate purposes.

The securities offered and sold by Icagen in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. Icagen has agreed to file a registration statement with the SEC covering resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company’s four most advanced programs are:

—	senicapoc for sickle cell disease, for which the Company is conducting a Phase III clinical trial;

—	lead compounds for epilepsy and neuropathic pain, for which the Company is conducting preclinical studies;

—	a compound for atrial fibrillation, for which the Company’s collaborator Bristol-Myers Squibb Company is conducting preclinical studies; and

—	lead compounds for dementia, including Alzheimer’s disease, for which the Company’s collaborator Astellas Pharma Inc. is conducting preclinical studies, and lead compounds for sleep disorders and/or attention deficit/hyperactivity disorder, which were derived from the collaboration and for which the Company is conducting preclinical studies.

Icagen is also conducting ongoing drug discovery programs focused on new therapeutics for pain disorders, inflammatory disorders and glaucoma.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2006. These risk factors include the Company’s ability to raise additional funding, the Company’s ability to maintain compliance with NASDAQ’s continued listing requirements; the Company’s history of net losses and how long the Company will be able to operate on its existing capital resources; whether the Company’s products will advance in the clinical trials process, the timing of such clinical trials, whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials, whether the clinical trial results will warrant continued product development, whether and when, if at all, the Company’s products, including senicapoc, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such products receive approval, whether they will be successfully marketed; and the Company’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.